EXHIBIT (a)(1)(F)

                            [VASCULAR SOLUTIONS LOGO]


          FORM FOR SURRENDER OF OPTIONS GRANTED SINCE JANUARY 16, 2002


         IF YOU ARE ACCEPTING THE OFFER AND YOU WERE GRANTED OPTIONS SINCE JANUARY 16, 2002, YOU MUST PROPERLY COMPLETE, SIGN AND DELIVER THIS FORM OR A FACSIMILE THEREOF TO JAMES HENNEN, DIRECTOR OF FINANCE AND CONTROLLER, OR TO HOWARD ROOT, CHIEF EXECUTIVE OFFICER, VASCULAR SOLUTIONS, INC., 2495 XENIUM LANE NORTH, MINNEAPOLIS, MINNESOTA 55441, TELEPHONE: 763-656-4300, FACSIMILE:
763-656-4250, BEFORE 12:00 MIDNIGHT MINNESOTA TIME, ON AUGUST 14, 2002.

             I hereby acknowledge and understand that, in order to participate in the stock option exchange program, I must surrender for cancellation without replacement any options granted to me since January 16, 2002 ("Additional Options"). I hereby agree to surrender for cancellation without replacement any and all Additional Options granted to me. I understand that I will receive no new options in exchange for the Additional Options that I am required to surrender for cancellation without replacement.

         BY SIGNING BELOW, I AGREE TO THE TERMS SET FORTH IN THIS SURRENDER
FORM.



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Print Name                                     Signature


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Date


         PLEASE DELIVER THE COMPLETED SURRENDER FORM OR A FACSIMILE THEREOF AND YOUR OPTION AGREEMENTS WITH RESPECT TO THE ADDITIONAL OPTIONS YOU ARE SURRENDERING FOR CANCELLATION WITHOUT REPLACEMENT, OR AN AFFIDAVIT OF LOST OPTION AGREEMENT, TO James Hennen, Director of Finance and Controller, or to Howard Root, Chief Executive Officer, Vascular Solutions, Inc., 2495 Xenium Lane North, Minneapolis, Minnesota 55441, telephone: 763-656-4300, facsimile:
763-656-4250, NO LATER THAN 12:00 MIDNIGHT, MINNESOTA TIME, ON AUGUST 14, 2002.